Exhibit 10.9

[EXECUTION COPY]

ESOP PLEDGE AGREEMENT

THIS ESOP PLEDGE AGREEMENT made April 1, 2007, between GREATBANC TRUST COMPANY, not in its individual or corporate capacity but solely in its capacity as trustee (“Trustee”) of the Tribune Employee Stock Ownership Trust (“Trust”) which forms a part of the Tribune Employee Stock Ownership Plan (the “Plan”), and Tribune Company, a Delaware corporation (the “Company”).

WHEREAS, pursuant to the terms of an ESOP Loan Agreement of even date herewith between the Trust and the Company (the “ESOP Loan Agreement”), the Company has made an extension of credit to the Trust of Two Hundred Fifty Million Dollars ($250,000,000.00) (the “ESOP Loan”), as evidenced by the Trust’s promissory note of even date herewith (the “ESOP Note”) in such amount; and

WHEREAS, utilizing the ESOP Loan, the Trust acquired from the Company shares of the Company’s common stock, par value $.01 per share (as more fully described in an “ESOP Purchase Agreement” of even date by and between the Trustee (on behalf of the Trust) and the Company (the “Shares,” with the term meaning both such Company common shares and any shares of stock into which such shares are converted by merger or similar transaction)); and

WHEREAS, to secure the obligations of the Trust under the ESOP Loan Agreement and the ESOP Note, the Trust has agreed to grant a security interest to the Company in the Shares, subject to the terms of this Pledge Agreement.

NOW, THEREFORE, in consideration of the ESOP Loan Agreement and the mutual covenants and agreements contained herein, the Company and the Trust agree as follows:

1.             Pledge of Pledged Stock. As security and collateral for the Trust’s obligations under the ESOP Loan Agreement and the ESOP Note, the Trust hereby pledges, grants a security interest in and assigns to the Company all of the Trust’s right, title and interest in and to the Shares, and any proceeds thereof, subject to the terms and conditions of this Pledge Agreement (with the portion of the Shares at any time securing the ESOP Note (as more fully described in Section 2 below) being the “Pledged Shares”). The Pledged Shares will be held either by the Company or in a designated securities account, with a control agreement of even date with respect to such account being executed in connection with the pledge made hereunder. Notwithstanding the foregoing, subject to any applicable limitations under the Company’s certificate of incorporation, its by-laws and/or other agreements between the Company and the Trust, as long as no Event of Default (as defined in the ESOP Loan Agreement) has occurred and is continuing the Trustee may, in its sole discretion, sell the Pledged Shares free and clear of this Agreement; provided, however, in the event of such sale, to the extent the proceeds of such sale do not exceed the unpaid principal amount of the ESOP Note, such proceeds shall be subject to the terms of this Agreement.

2.             Term of Pledge; Release of Collateral. The pledge of the Pledged Shares shall continue until all obligations due under the ESOP Loan Agreement have been paid in full and all the terms and conditions of the ESOP Note have been satisfied; provided that, as of the end of each Plan Year (as defined in the Plan) after the date hereof, prior to the date on which the ESOP Note is paid in full, there shall be released from the pledge that number of Shares equal to an amount determined by multiplying the number of Pledged Shares held in the Suspense Account (as defined in the Plan) immediately prior to the end of such Plan Year by a fraction, the numerator of which shall be the amount of principal and interest paid on the ESOP Note for such Plan Year and the denominator of which shall be the sum of the numerator plus the principal and interest to be paid in all future Plan Years, determined without regard to any possible renewals or extensions of the ESOP Note.

3.             Voting, etc. Subject to Section 5c below, the Trust shall be entitled to vote and tender the Pledged Shares and to give consents, waivers and ratifications in respect thereof, all in accordance with the provisions of the Plan and related Trust Agreement by and between the Company and the Trustee.

4.             Dividends and Other Distributions. All cash dividends/distributions payable in respect of the Pledged Shares shall be paid to the Trust. If, during the term of this pledge, any share dividends/distributions, stock split, or other change in the capital structure of the Company occurs with respect to the Pledged Shares or a subscription, warrant or other option is issued or becomes exercisable with respect to the Pledged Shares, to the extent permitted by applicable law, all shares or other securities issued by reason of any such change, subscription warrant or option with respect to the Pledged Shares shall be held under the terms of this Pledge Agreement as additional security for the ESOP Note.

5.             Default; Remedies. Subject to the limitations contained in Section 9 hereof and the prohibition against acceleration of the ESOP Note contained in Section 6.1 of the ESOP Loan Agreement, upon the occurrence of an Event of Default (as defined in the ESOP Loan Agreement), the Company shall be entitled, without demand of performance or other demand, but only to the extent of the failure of the Trust to meet the principal and interest payment schedule of the ESOP Note:

a.             to collect, receive and realize upon the Pledged Shares and any proceeds thereof, including any dividends, earnings or distributions thereon, or any part thereof;

b.             to transfer and register the Pledged Shares into the Company’s name or the name of its nominee or nominees;

c.             to vote the Pledged Shares (whether or not transferred or registered into the name of the Company) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect to the Pledged Shares as though the Company were the outright owner thereof;

d.             to sell the Pledged Shares upon no less than ten (10) days’ prior notice to the Trust of the time and place of any public or private sale, and without liability to the Trust for any diminution in price which may have occurred; and

e.             to any and all remedies available to the Company as a secured creditor under the Uniform Commercial Code of the State of Illinois as then in effect.

6.             Application of Proceeds. The Company shall apply any amounts received pursuant to this Pledge Agreement first to the amounts then due and owing under the ESOP Note and ESOP Loan Agreement and shall disburse any excess proceeds to the Trust.

7.             Further Assurances. At any time and from time to time upon the written request of the Company and to the extent not prohibited by law, the Trustee will execute and deliver, on behalf of the Trust, all further documents and do all further acts and things which the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

8.             No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor delay in exercising on the part of the Company any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

9.             Limitations on Recourse. Notwithstanding anything herein to the contrary, there shall be no recourse hereunder or with respect to the ESOP Note against the Plan, the Trust or the Trustee, except to the extent of the assets of the Trust to which a creditor may properly have recourse under Treasury Regulation Section 54.4975-7(b) (and any successor provision thereto). The Trustee is entering into this Agreement not in its individual capacity but solely as Trustee of the Trust, and no personal or corporate liability or personal or corporate responsibilities are assumed by, or shall at any time be asserted or enforceable against, the Trustee in its individual or corporate capacity or any other officer, employee or agent of the Trustee in his or her individual or corporate capacity under, or with respect to, this Pledge Agreement.

10.           Compliance with Federal Regulations. The ESOP Loan and this Agreement are intended to comply with the provisions of Section 54.4975-7(b) of the Treasury Department Regulations and of Section 2550.408b-3 of the Department of Labor

Regulations, as in effect on the date of this Agreement. To the extent that there shall be any inconsistency between the provisions of such regulations and the terms of this Agreement, the regulations shall govern and shall supersede any inconsistent provisions of this Agreement.

11.           Governing Law. The law of the State of Illinois shall govern all questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed hereunder, subject to any preemption by federal law.

12.           Successors. This Agreement shall be binding on the parties hereto, their successors and assigns.

13.           Waiver, Discharge, etc. This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the parties hereto. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this ESOP Pledge Agreement, or have caused it to be duly executed by their respective authorized officers, as of the day and year first above written.

TRIBUNE COMPANY

By:	/s/ Dennis J. FitzSimons
Name:	Dennis J. FitzSimons
Title:	Chairman, President and Chief Executive Officer

GREATBANC TRUST COMPANY, not in its individual or corporate capacity but solely as Trustee of the Tribune Employee Stock Ownership Trust

By:	/s/ Marilyn H. Marchetti
Name:	Marilyn H. Marchetti
Title:	Senior Vice President